As filed with the Securities and Exchange Commission on November 1, 2016

Registration Nos. 333-70861

333-76314

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

EACH IDENTIFIED

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STILLWATER MINING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	81-0480654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26 West Dry Creek Circle, Suite 400

Littleton, Colorado 80120

(Address of Principal Executive Offices and Zip Code)

1998 EQUITY INCENTIVE PLAN
STILLWATER MINING COMPANY 401(K) PLAN AND TRUST

STILLWATER MINING COMPANY BARGAINING UNIT 401(K) PLAN AND TRUST

(Full title of plan)

Michael J. McMullen

President and Chief Executive Officer

Stillwater Mining Company

26 West Dry Creek Circle, Suite 400

Littleton, Colorado 80120

(406) 373-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 to Form S-8 Registration Statement relates to each Registration Statement on Form S-8 filed on January 20, 1999, as amended by Post-Effective Amendment No. 1 thereto filed on May 1, 2012 (File No. 333-70861), and filed on January 4, 2002, as amended by Post-Effective Amendment No. 1 thereto filed on July 22, 2005 (File No. 333-76314), and is being filed for the sole purpose of removing from registration any unsold shares of the registrant’s common stock, par value $0.01 per share (the “Common Stock”), and any related plan interests previously registered under any of the foregoing registration statements and that may have been acquired by the registrant’s employees pursuant to elective purchases of Common Stock under the Stillwater Mining Company 401(k) Plan and Trust and Stillwater Mining Company Bargaining Unit 401(k) Plan and Trust (the “401(k) Plans”), that may have been issuable pursuant to the 1998 Equity Incentive Plan (the “1998 Plan”) or the 401(k) Plans.

The registrant has terminated all offerings of its Common Stock under the 1998 Plan and no shares of the registrant’s Common Stock are reserved for future issuance under the 1998 Plan. Furthermore, the registrant has terminated all offerings of its Common Stock and related plan interests under the 401(k) Plans and no shares of the registrant’s Common Stock are reserved for future issuance under the 401(k) Plans. In accordance with the undertakings made by the registrant in the foregoing registration statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the registrant hereby removes from registration all of such securities registered with respect to the 1998 Plan and the 401(k) Plans but which remain unsold and unissued under the foregoing registration statements in connection therewith as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the identified Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on November 1, 2016.

STILLWATER MINING COMPANY

By:	/s/ Michael J. McMullen
Michael J. McMullen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the Stillwater Mining Company 401(k) Plan and Trust trustee or other persons who administer the Plan have duly caused this Post-Effective Amendment No. 2 to the identified Registration Statements to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on November 1, 2016.

STILLWATER MINING COMPANY 401(K) PLAN AND TRUST

By:	/s/Kristen Koss
Kristen Koss
Vice President, Human Resources, Stillwater Mining Company, Plan Administrator of the Stillwater Mining Company 401(k) Plan and Trust

Pursuant to the requirements of the Securities Act of 1933, the Stillwater Mining Company Bargaining Unit 401(k) Plan and Trust trustee or other persons who administer the Plan have duly caused this Post-Effective Amendment No. 2 to the identified Registration Statements to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on November 1, 2016.

STILLWATER MINING COMPANY BARGAINING UNIT 401(K) PLAN AND TRUST

By:	/s/ Kristen Koss
Kristen Koss
Vice President, Human Resources, Stillwater Mining Company, Plan Administrator of the Stillwater Mining Company Bargaining Unit 401(k) Plan and Trust